Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in the Statement of Additional Information as filed with the Securities and Exchange Commission in Post-Effective Amendment No. 94 to the Registration Statement (Form N-1A, No. 333-131683) of the Columbia Funds Series Trust II.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

September 26, 2013